Exhibit 10.21

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is executed and entered into as of the 29th day of July, 2005, by and between PARK CITIES BANK ("Lender"), whose address is 5307 E. Mockingbird Lane, Suite 200, Dallas, Texas 75206 and ENVIROCLEAN MANAGEMENT SERVICES, INC., a Texas corporation ("Borrower"), whose address is 17120 N. Dallas Parkway, Suite 235, Dallas, Texas 75248.

                             PRELIMINARY STATEMENTS

         A. In order to finance the acquisition of certain real property located in Harris County, Texas, as more particularly described on Exhibit "A" attached hereto and incorporated herein, Borrower has applied to Lender for a loan in the amount of $325,000.00 (the "Loan"), which Loan will be secured by a first lien deed of trust encumbering the such property and a contiguous parcel of land currently owned by the Borrower, together with all improvements on both parcels (collectively, the "Property"); and

         B. Lender is willing to make the Loan to Borrower subject to the terms and conditions stated in this Agreement.

         NOW, THEREFORE, for and in consideration of Lender's agreement to make the Loan to Borrower and the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, Borrower and Lender hereby agree as follows:

         1. Commitment of Lender. Upon Borrower's compliance with all conditions set forth in Section 3 of this Agreement, Lender will advance and disburse the Loan to or on behalf of Borrower to the title agent responsible for closing the acquisition of the Property to be applied to the purchase price of the Property. Borrower's execution of a HUD 1 or similar closing statement shall suffice as written authority of Borrower for Lender to make the advance. The Loan shall be repaid, secured and is guaranteed according to the terms of the Note, Deed of Trust, and Guaranty (all as defined below). Once fully advanced, no payment or prepayment of principal shall entitle Borrower to any additional advances.

         2. Loan Documents. Borrower agrees to execute or cause to be executed contemporaneously herewith or immediately hereafter all of the following documents:

         (a) Promissory Note;

         (b) Deed of Trust;

         (c) Guaranty Agreement;

         (d) Environmental Certificate;



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         (e) Closing Certificate; (f) Statute of Frauds Notice;

         (g) Attorney Invoice and Representation Disclaimer Letter;

         (h) Company Certificate;

         (i) Errors and Omissions Letter; and

         (j) Such other documents, certificates, affidavits and agreements that Lender may require prior to advancing proceeds of the Loan.

All of the foregoing and such other agreements, documents and instruments now or hereafter evidencing, governing, securing or guaranteeing any portion of the indebtedness evidenced by the Note or the performance and discharge of the obligations related hereto or thereto, together with any and all renewals, modifications, amendments, restatements, increases, consolidations, substitutions, replacements, extensions and supplements hereof or thereof, are collectively referred to herein as the "Loan Documents."

         3. Conditions to Closing. The obligation of the Lender to close the Loan and to advance the proceeds of the Loan shall be subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions:

         (a) Borrower shall have duly executed (or caused to be duly executed) and delivered to Lender each of the Loan Documents and provided Lender with evidence that all necessary action on the part of Borrower has been taken with respect to the execution and delivery of this the Loan Documents and the consummation of the transactions contemplated hereby and thereby, so that the Loan Documents, and each of them, shall be valid and binding upon Borrower and each other person or entity obligated thereunder.

         (b) Lender shall have received, at Borrower's expense, a mortgagee policy of title insurance, insuring the lien of the Deed of Trust in the Stated Principal Amount as a first and superior lien upon the Property, and containing no exceptions except for those approved by Lender, in its sole discretion.

         (c) Borrower shall have furnished Lender with (i) a current survey of the Property, prepared by a certified surveying engineer, containing a metes and bounds perimeter description of the Property, showing the location of all easements and all other matters of record, certifying that no part of the Improvements encroach upon any easements or other encumbrances affecting the Property, certified to Lender, and otherwise in a form approved by Lender, and (ii) evidence that no portion of the Property lies in a flood hazard location or if a portion thereof does lie in a flood hazard plan, evidence that no Improvement is contemplated to be located on such portion.

         4. Financial Reporting. Borrower and Guarantor, as applicable, hereby covenant and agree to timely deliver to Lender the financial statements, reports and information described on Schedule 1 attached hereto and made a part hereof for all purposes. All of such financial statements an d reports shall be



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prepared in  accordance  with accurate  accounting  principles  and  procedures, applied on a consistent basis in a manner, and in form and substance reasonably satisfactory to Lender, and shall in all respects present a true, correct, complete and fair representation of the financial position of the reporting party and shall be prepared and certified as to accuracy by an independent certified public accountant or representative o f the reporting party acceptable to Lender. Lender is hereby authorized to disclose to any assignee or participant (or proposed assignee or participant) any financial or other information in its knowledge or possession regarding Borrower, any Guarantor, the Property or the Loan.

         5. Leases. Borrower represents and warrants that there are no leases pertaining to the Property as of the date hereof. From and after the date hereof and at all time during the term of the Loan, (a) each new Lease will be with tenants, on a form of tenant lease with rental rates and terms, approved by Lender, or otherwise shall be delivered to Lender for approval prior to execution by Borrower, and (b) Borrower shall deliver to Lender executed counterparts of all Leases, and each Lease shall contain a written provision acceptable to Lender whereby all rights o f the ten ant in the Lease and the Property are subordinated to the liens and security interests granted in the Loan Documents, and at the option of Lender, Borrower shall cause to be executed and delivered to Lender a subordination and non-disturbance agreement, in form and substance acceptable to Lender, relating to each Lease, and fully executed by Lender, Borrower and such tenant. Borrower hereby covenants and agrees that Borrower shall at all times during the term of the Loan comply with all terms and conditions of the Leases.

         6. Event of Default. The occurrence of any of the following shall constitute an event of default hereunder (an "Event of Default"):

         (a) Borrower shall fail to pay when due any installment of principal or interest or any other monetary obligation arising under the Note or any of the other Loan Documents and such failure shall continue for ten
         (10) days after written notice thereof; provided, however, Borrower shall only be entitled to three (3) such notices during the term of the Loan, after which Lender may proceed without notice to Borrower.

         (b) Any representation or warranty made by Borrower or any Guarantor (Borrower and each of the Guarantors are sometimes referred to herein as an "Obligated Party") in any of the Loan Documents or in any certificate, report, notice or financial statement furnished at any time in connection with the Note shall be false, misleading or erroneous in any material respect when made.

         (c) Any Obligated Party shall fail to perform, observe or comply with any nonmonetary covenant, agreement or term contained in the Note or any of the other Loan Documents and such failure continues for thirty
         (30) days after written notice thereof, or, if such failure is by its nature not susceptible of cure within said initial thirty (30) day period, for such longer period of time (not to exceed an additional sixty (60) days), so long as Borrower commences such cure during said initial thirty (30) day period and thereafter diligently prosecutes its completion.




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         (d) Any Obligated Party shall commence a voluntary  proceeding  seeking liquidation, reorganization or other relief with respect to their debts under any bankruptcy, insolvency or other similar law now or hereafter
         in  effect  or  seeking  the   appointment  of  a  trustee,   receiver,
         liquidator,   custodian  or  other  similar   official  of  them  or  a
         substantial part of their property or shall consent to any such relief or to the appointment of or taking possession by any such official in such a proceeding commenced against them or shall make a general assignment for the benefit of creditors or shall generally fail to pay their debts as they become due or shall take any action to authorize any of the foregoing.

         (e) Any involuntary proceeding shall be commenced against any Obligated Party seeking liquidation, reorganization or other relief with respect to their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for them or a substantial part of their property, and such involuntary proceeding shall remain undismissed and unstayed for a period of ninety (90) days.

         (f) If any one or more of the Loan Documents shall be terminated, revoked, or otherwise rendered void or unenforceable, in any case, without Lender's prior written consent, and such Loan Document or portion thereof that was effected is not replaced with a substantially similar agreement, instrument or deed within thirty (30) days of notice from Lender.

         (g) If any Obligated Party shall allow the levy against all or any material part of the Property of any execution, attachment, sequestration or other writ which is not vacated within ninety (90) days after the levy.

         (h) Except as provided in Section 18 hereof, the sale, encumbrance, lease or other unauthorized transfer or disposition of all or any portion of the Property without the express written consent of Lender, which consent Lender shall be en titled to withhold in its sole discretion.

         (i) If the Borrower fails to comply with any material requirements of any governmental authority within thirty (30) days after Borrower shall have received written notice thereof; provided, however, it shall not be an Event of Default if Borrower contests an assessment in accordance with the provisions applicable thereto in the Deed of Trust.

         (j) If a material portion of the Property is taken or threatened to be taken by eminent domain, so that, in Lender's reasonable discretion, the remaining portion of the Property would not be have sufficient value to support the remaining principal balance of the Loan after the proposed recovery is applied to the indebtedness.

         (k) The rendering of one or more judgments or decrees for the payment of money in excess of $50,000.00 (in the aggregate), against any Obligated Party, and such judgment or decree has not been vacated, bonded or stayed by appeal or otherwise, for a period of sixty (60) consecutive days after the date of entry of the final order pertaining thereto.



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         (l) A lawsuit or other  proceeding shall be filed against any Obligated
         Party and such lawsuit or proceeding shall not be dismissed within ninety (90) days of such filing, and Lender determines, in its
         reasonable   discretion,   that  the  amount  of  recovery   sought  or
         anticipated to be sought, the cost of defense, or the allegations contained therein materially impair the ability of such Obligated Party to pay the indebtedness evidenced by the Note and the Loan Documents.

         (m) Any Obligated Party shall default beyond any applicable grace or cure period in the payment of any other debt or obligation related thereto in excess of $10,000.00 (in the aggregate), or shall default in the performance of any other material agreement binding upon such Obligated Party or their respective assets or properties, including but not limited to, all other obligations of an Obligated Party to Lender, now existing or hereafter arising, it being acknowledged that Guarantor is also the guarantor of other loans from Lender.

         (n) The death of Guarantor, or any formal attempt to revoke or terminate the Guaranty by Guarantor.

         (o) The default beyond any applicable cure period of Borrower under the Required Lease.

         7. Remedies. Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender without notice or demand and without prejudice to any other right of Lender, to: (i) declare the entire unpaid balance of the Note and all accrued but unpaid interest at once immediately due and payable (and the same shall be at once immediately due and payable and the same may be collected forthwith), (ii) foreclose and enforce all liens and security interests securing payment thereof, and (iii) exercise any of Lender's other rights, powers, recourses and remedies under the Note or any of the other Loan Documents, or at law or in equity. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of any Obligated Party shall not affect Lender's right to declare an Event of Default and to exercise its rights and remedies.

         8. Indemnification. The Borrower agrees to indemnify, defend and hold the Lender and its shareholders, employees, officers, directors, agents and attorneys harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Lender or its shareholders, employees, officers, directors, agents and attorneys may become subject arising out of or based upon or arising from the occurrence of an Event of Default by Borrower, or which arises out of or in connection with the Property, except for gross negligence or willful misconduct of Lender.

         9. Expenses. Notwithstanding any provision hereof to the contrary, the Borrower shall pay all out-of-pocket expenses (including, without limitation,



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the reasonable  fees and expenses of counsel for the Lender) in connection  with
the  negotiation,   preparation,   execution,   filing,   recording,   refiling,
re-recording, modification and supplement of the Loan Documents and the making, servicing and collection of the Loan.

         10. General Interest and Usury Provisions.

         (a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by the Note and the Related Indebtedness (as hereinafter defined) or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transaction s that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or the Related Indebtedness (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Note and/or any Related Indebtedness then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renew al and extension periods) until payment in full so that the rate



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         or amount  of  interest  on  account  of the Note  and/or  the  Related
         Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any other Loan Document or in any other agreement between the Borrower and Lender.

         (b) Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.
         Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by such applicable law now or hereafter in effect.

         (c) Definitions.

         (i) As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by the Note and the other Loan Documents.

         (ii) As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law.

         (iii) As used herein, the term "Related Indebtedness" shall mean any and all indebtedness paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under the Note.



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         11. Notices. Any notice or demand required hereunder shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to Borrower or Lender, as the case may be, at the address set out hereinbelow, or at such other address as such party may hereafter deliver in accordance herewith. Any other method of delivery or demand shall be effective only when actually received by the recipient thereof. If and when included within the term "Borrower" or "Lender" there are more than one person, all shall jointly arrange among themselves for their joint execution and delivery of a notice to the other specifying some person at some specific address for the receipt of all notices, demands, payments or other documents. All persons included within the terms "Borrower" or "Lender," respectively, shall be bound by notices, demands, payments and documents given in accordance with the provisions of this paragraph to the same extent as if each had received such notice, demand, payment or document.

         12. Governing Law. This Agreement and each of the other Loan Documents shall be deemed a contract and instrument made under the laws of the State of Texas, Lender's principal place of business, and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the State and Federal Courts of the State of Texas and agrees and consents that service of process may be made upon Borrower in any legal proceeding relating to any of the Loan Documents by any means allowed under Texas or Federal law. Venue for any legal proceedings may be Dallas County, Texas, provided that Lender may choose any venue in any state which it deems appropriate in the exercise of its sole discretion.

         13. Relief in Bankruptcy. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, in the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization rearrangement, composition, adjustment, liquidation, dissolution, or similar relief under any present or future state act or law relating to bankruptcy, insolvency or other relief for debtors, (iv) have sought or consented to or acquiesced to any appointment of any trustee, receiver, conservator, or liquidator, (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such part for any reorganization, rearrangement, composition, adjustment, liquidation, dissolution, or similar relief under any present or future federal or state act of law relating to bankruptcy, insolvency or relief for debtors, Lender shall thereupon be entitled to relief from the automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided herein, in any of the other Loan Documents, and as otherwise provided by applicable state and federal law.

         14. Survival; Parties Bound. All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by or on behalf of Lender, and shall bind the Borrower



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and its successors,  trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Lender. The term of this Agreement shall be until the later of the final maturity of the Note and the payment of all amounts due under the Loan Documents.

         15. Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, an d all such separate counterparts shall constitute but one and the same instrument.

         16. Severability. If any provision of any of the Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

         17. Captions. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

         18. ENTIRE AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day first written above.

                                        LENDER:
                                        -------

                                        PARK CITIES BANK



                                        By: /s/ Mike Emerson
                                           -------------------------------------
                                           Mike Emerson, Vice President

                                        BORROWER:
                                        ---------

                                        ENVIROCLEAN MANAGEMENT SERVICES, INC., a
                                        Texas corporation



                                        By: /s/ Matthew H. Fleeger
                                           -------------------------------------
                                           Matthew H. Fleeger, President

                                        CONSENT
                                        -------

         The undersigned hereby joins in the execution of this Agreement to evidence his consent and agreement to the terms and conditions contained herein.

                                        GUARANTOR:
                                        ----------

                                        MATTHEW H. FLEEGER, INDIVIDUALLY



                                        By: /s/ Matthew H. Fleeger
                                           -------------------------------------
                                           MATTHEW H. FLEEGER, INDIVIDUALLY




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

                                   SCHEDULE 1
                                   ----------

                             Reporting Requirements

Borrower and Guarantor, as applicable, agree to deliver to Lender the following statements and reports:

         (a) Annual financial statements for Borrower within 120 days of each fiscal year end, commencing with the fiscal year ending in the year 2005, which are certified as true and correct in all material respects by an authorized officer of Borrower;

         (b) Annual personal financial statements for Guarantor within 14 months of the date of the previous statements provided to Lender, certified as true and correct in all material respects by Guarantor;

         (c) Federal income tax returns annually for Borrower within 30 days of filing with the IRS, but in any event by October 31st of the year following the tax y ear for which the returns are prepared, commencing with the returns filed for the 2005 tax year;

         (d) Federal income tax returns annually for each Guarantor within 30 days of filing with the IRS, but in any event by October 31st of the year following the tax year for which the return s are prepared, commencing with the returns filed for the 2004 tax year;

         (e) Upon request, such additional financial statements regarding Borrower, any Guarantor or the Property as may be reasonably requested by Lender.






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


                                    EXHIBIT A
                                    ---------

        FIELD NOTE DESCRIPTION OF 0.7835 ACRES (34,131 SQUARE FEET) OF LAND OUT OF RESTRICTED RESERVE "F", INTERBELT NORTH BUSINESS CENTER, AS RECORDED IN VOLUME 329, PAGE 6 OF THE HARRIS COUNTY MAP RECORDS, SITUATED IN THE JOSEPH MCGINNIS SURVEY, A-587, IN HARRIS COUNTY, TEXAS, SAID 0.7835 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUND AS FOLLOWS:

BEGINNING at a 5/8" Iron rod found on the Easterly right-of-way line of Interdrive East (60 feet wide), said Iron Rod marks the common Westerly corner of said Restricted Reserve "F" and Restricted Reserve "E" of aforesaid Interbelt North Business Center;

THENCE S 88*59'00"E, along the North line of Restricted Reserve "F", a distance of 210.23 feet to a 5/8" Iron Rod found for the common Easterly corner of said Restricted Reserve "F" and Restricted Reserve "E", said Iron Rod also marks the Northeasterly corner of the herein described tract;

THENCE S 01*01'00"W, along the Easterly line of Restricted Reserve "F", a distance of 164.90 feet to a 5/8" Iron Rod found for the Southeasterly corner of the herein described tract;

THENCE N 88*59'00"W, leaving the Easterly line of Restricted Reserve "F", a distance of 205.22 feet to a 5/8" Iron Rod found on the Easterly line of aforesaid Interdrive East, said point marks the Southwesterly corner of the herein described tract, said point falling on a curve to the left;

THENCE, Northerly, along the Easterly right-of-way line of aforesaid Interdrive East with said curve to the left, having a central angle of 03*07'12", a radius of 3030.00 feet, an arc length of 165.00 feet and a chord bearing N 00* 43'21"W, for a distance of 164.98 feet to the POINT OF BEGINNING and containing as aforesaid 0.7835 acres (34,131, square feet) of land.






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